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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------

                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                              --------------------

       Date of Report (Date of earliest event reported): February 16, 2007

                              WOLVERINE TUBE, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                      1-12164              63-0970812
(State or other jurisdiction of  (Commission File Number)  (I.R.S. Employer
incorporation or organization)                            Identification Number)

      200 Clinton Avenue West, Suite 1000
              Huntsville, Alabama                                   35801
    (Address of principal executive offices)                      (Zip Code)

       Registrant's telephone number, including area code: (256) 353-1310


                                 Not Applicable
          (Former name or former address, if changed since last report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|X| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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

Item 1.01.     Entry into a Material Definitive Agreement.

Amendment No. 7 to Amended and Restated Credit Agreement and Consent

     On February 16, 2007, Wolverine Tube, Inc. (the "Company"), along with its subsidiaries TF Investor, Inc., Tube Forming Holdings, Inc., Tube Forming, L.P., Wolverine Finance, LLC, Small Tube Manufacturing, LLC, Wolverine Joining Technologies, LLC, Wolverine China Investments, LLC and WTI Holding Company, Inc., entered into Amendment No. 7 (the "Credit Agreement Amendment No. 7") to the Amended and Restated Credit Agreement with Wachovia Bank, National Association, as administrative agent (as amended to date, the "Credit Agreement").

     The Credit Agreement Amendment No. 7 amends the Credit Agreement to permit the transactions contemplated by the Preferred Stock Purchase Agreement described in Section 3.02 below. The terms of the Credit Agreement Amendment No. 7 include:

     o modification of the limitation on indebtedness covenant to allow the issuance of the Company's new Series A Preferred Stock; and

     o modification of the limitation on certain payments covenant to allow the payment of dividends on the Company's new Series A Preferred Stock and the payment of certain management fees.

     The foregoing description is qualified in its entirety by the terms of the Credit Agreement Amendment No. 7, a copy of which is attached hereto as Exhibit
10.1 and is incorporated herein by reference. The remaining terms of the Credit Agreement, which are unchanged by the Credit Agreement Amendment No. 7, are described under the captions "Liquidity Facilities" and "Off-Balance Sheet Arrangements" in the Management's Discussion and Analysis of Financial Condition and Results of Operations section of the Company's Form 10-K for the year ended December 31, 2005, as updated by the disclosure under the same captions of the Company's Forms 10-Q for the quarters ended April 2, 2006, July 2, 2006 and October 1, 2006, as well as the Company's Form 8-K filed with the Securities and Exchange Commission on December 21, 2006, which disclosure is incorporated herein by reference.

     As of February 20, 2007, $23.3 million in letters of credit and no revolving loan amounts were outstanding under the secured revolving credit facility. After taking into account $3.2 million of reserves and other holdbacks, there was approximately $8.5 million in additional borrowing availability under the secured revolving credit facility as of that date. The additional borrowing availability is limited by a net tangible asset test.

     Wachovia Bank, National Association, the agent and, along with its affiliate, is a liquidity provider under the receivables sale facility and the administrative agent and a lender under the Credit Agreement.

Silver Consignment Facility

     On February 16, 2007, the Company entered into a new silver consignment facility with HSBC Bank USA, National Association ("HSBC"), and entered into related amendments to its secured revolving credit facility and receivables sale facility, pursuant to the following:

     o Consignment Agreement (the "Consignment Agreement"), dated February 16, 2007, by and between HSBC and the Company and Wolverine Joining Technologies, LLC (together, the "Companies");

     o Amendment No. 8 to Amended and Restated Credit Agreement and Consent, dated as of February 16, 2007, among the Company, its U.S. subsidiaries, the lenders named therein and Wachovia Bank, National Association, as administrative agent (the "Credit Agreement Amendment No. 8"); and

     o Amendment No. 3 to Amended and Restated Receivables Purchase Agreement, effective as of February 16, 2007, among DEJ 98 Finance, LLC, Wolverine Finance, LLC, a wholly owned subsidiary of the Company, the Company, Variable Funding Capital Company, LLC, an affiliate of Wachovia, The CIT Group/Business Credit, Inc., individually and as co-agent, and Wachovia Bank, National Association, individually and as agent (the "RPA Amendment").

     Consignment Agreement. Under the Consignment Agreement, the Companies may from time to time request from HSBC, and HSBC may in its sole discretion provide, consignments of silver with an aggregate value of up to the lesser of
(a) $25 million and (b) 85% of the aggregate undrawn face amount of letters of credit required to be provided to HSBC pursuant to the Consignment Agreement. Silver consigned by HSBC pursuant to a consignment request will remain on consignment with the Companies for a one-day consignment period that is automatically renewed on a daily basis until the Companies elect to purchase the consigned silver and withdraw it from consignment, or until HSBC exercises its discretionary right to decline to renew the daily consignment period and instead require repayment for the consigned silver.

     Consignment fees, payable monthly, are computed daily based on the rate established by HSBC for each day and are charged on the aggregate value of silver on consignment with the Companies each day. In addition, upon making a consignment request, the Companies will also pay a market premium per troy ounce set by HSBC at the time of the consignment. Upon purchase of any consigned silver, the Companies must either pay HSBC the cash value of the purchased silver or, in certain circumstances with HSBC's consent, deliver an equal amount of silver to HSBC's account.

     The Consignment Agreement includes customary representations, warranties, covenants and conditions with which the Companies must comply in order to access the consignment facility. In addition, the consignment of silver to the Companies by HSBC under the Consignment Agreement is conditioned on HSBC's prior receipt and the continued effectiveness of letters of credit in an aggregate amount such that the value of all outstanding consigned silver under the consignment facility is not more than 85% of the aggregate undrawn face amount of the letters of credit. These letters of credit may be drawn by HSBC to cover any amounts owed to HSBC by the Companies under the consignment facility, as well as any amounts paid to HSBC within 90 days of a bankruptcy filing by the Companies.

     The HSBC consignment facility is a demand facility. Consequently, upon demand by HSBC, all outstanding consigned silver (or the value thereof) and all other obligations under the consignment facility will become due and payable, and HSBC may draw on the letters of credit to cover such amounts. HSBC may make such a demand, in its sole discretion, at any time and from time to time, whether or not an event of default has occurred or the Companies are otherwise in compliance with the Consignment Agreement. Further, at any time upon notice to the Companies, HSBC may terminate the consignment facility and its obligation to consign silver thereunder. Upon termination of the facility, the Companies must make immediate payment for any consigned silver that has not been purchased and paid for (or deliver a like amount of silver to HSBC's account), and HSBC may credit any amounts then held by it toward the Companies' outstanding obligations or draw on the letters of credit.

     Moreover, upon the occurrence of any of the events of default contained in the Consignment Agreement, the Companies' obligations under the consignment facility will become immediately due and payable upon demand by HSBC (or immediately in the case of a bankruptcy or insolvency event), and HSBC may draw on the letters of credit. These events of default include, among others: default in payment or performance of the Companies' obligations (or default under any agreement securing or guaranteeing such performance) in connection with the consignment facility; default in payment or performance of any obligations or indebtedness to HSBC or any affiliate; inaccuracy of representations or warranties; certain bankruptcy or insolvency events; loss, theft or damage to, or attachment of, the consigned silver; certain defaults with respect to indebtedness, obligations or liabilities of the Companies in excess of $2.5 million; the determination by HSBC in good faith that the Companies have suffered a material adverse change; the discontinuance of the operation of the Companies' business; failure to renew any letter of credit at least 90 days prior to its expiration date; and certain ratings downgrades with respect to the financial institution issuing the letters of credit.

     On February 16, 2007, the Companies delivered to HSBC letters of credit in an aggregate face amount of $16.5 million, which would permit the Companies to request up to an aggregate of $14.025 million in consigned silver under the facility. On or about February 21, 2007, the Companies intend to sell to HSBC approximately 970,000 troy ounces of silver based on the applicable market price on that date, and to immediately request a consignment of 970,000 troy ounces of silver under the facility.

     The foregoing description is qualified in its entirety by the terms of the Consignment Agreement, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

     Credit Agreement Amendment No. 8 and RPA Amendment. The Credit Agreement Amendment No. 8 further amends the Credit Agreement. The Credit Agreement Amendment No. 8 revised the Credit Agreement to permit the implementation of the Consignment Agreement described above. The terms of the Credit Agreement Amendment No. 8 include:

     o an increase in the letter of credit sub-limit from $18 million to $24 million;

     o an increase in the amount of obligations outstanding, from $18 million to $25 million, that will trigger the application of the minimum fixed charge coverage ratio covenant and the commencement of the cash dominion period;

     o a clarification that any silver or inventory or products containing silver will be excluded from eligible inventory, and therefore from the borrowing base calculation; and

     o adjustments to the letter of credit provisions to include (a) a prohibition on issuing letters of credit pursuant to the Consignment Agreement with expiration dates beyond the maturity date of the Credit Agreement; (b) a reserve requirement (equal to 105% of the maximum amount available to be drawn) applicable for 90 days following the expiration or termination of any letters of credit issued pursuant to the Consignment Agreement; and (c) a cash collateral requirement (equal to 105% of the maximum amount available to be drawn) applicable to letters of credit issued pursuant to the Consignment Agreement that are outstanding at the Credit Agreement maturity date, or that have expired or terminated within 90 days prior thereto.

     The RPA Amendment further amends the Amended and Restated Receivables Purchase Agreement, dated as of April 4, 2006, among DEJ 98 Finance, LLC, Wolverine Finance, LLC, the Company, Variable Funding Capital Company LLC, The CIT Group/Business Credit, Inc. and Wachovia Bank, National Association, as previously amended (as amended to date, the "RPA"). The RPA Amendment adjusted the minimum fixed charge coverage ratio requirement in the RPA to be consistent with the revised minimum fixed charge coverage ratio covenant contained in the Credit Agreement Amendment No. 8.

         The foregoing description is qualified in its entirety by the terms of the Credit Agreement Amendment No. 8 and the RPA Amendment, copies of which are attached hereto as Exhibits 10.3 and 10.4 and are incorporated herein by reference. The remaining terms of the Credit Agreement and the RPA, which are unchanged by the Credit Agreement Amendment No. 8 and the RPA Amendment, are described under the captions "Liquidity Facilities" and "Off-Balance Sheet Arrangements" in the Management's Discussion and Analysis of Financial Condition and Results of Operations section of the Company's Form 10-K for the year ended December 31, 2005, as updated by the disclosure under the same captions of the Company's Forms 10-Q for the quarters ended April 2, 2006, July 2, 2006 and October 1, 2006, as well as the Company's Form 8-K filed with the Securities and Exchange Commission on December 21, 2006, which disclosure is incorporated herein by reference.

     As of February 20, 2007, utilization of the receivables sale facility was approximately $17.5 million, leaving approximately $30.6 million in additional availability thereunder.

     Wachovia Bank, National Association, the agent and, along with its affiliate, is a liquidity provider under the receivables sale facility and the administrative agent and a lender under the Credit Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     The disclosure set forth under the heading entitled "Silver Consignment Facility" in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 3.02.     Unregistered Sales of Equity Securities.

     On January 31, 2007, the Company entered into a Preferred Stock Purchase Agreement (the "Preferred Stock Purchase Agreement") with The Alpine Group, Inc. ("Alpine") and Plainfield Special Situations Master Fund Limited ("Plainfield" and together with Alpine, the "Purchasers") providing for the issuance and sale to the Purchasers of an aggregate of 50,000 shares of a new series of preferred stock of the Company, the Series A Convertible Preferred Stock (the "Series A Preferred Stock"), at a price of $1,000 per share, for a total purchase price of $50,000,000 (the "Transaction"). The Transaction closed and each purchaser was issued its allotment of Series A Preferred Stock on February 16, 2007. The Company has been advised that the $10,000,000 consideration paid by Alpine to acquire 10,000 shares of Series A Preferred Stock came from cash on hand. In addition, Plainfield has advised the Company that the $40,000,000 consideration paid by Plainfield to acquire 40,000 shares of Series A Preferred Stock came from cash on hand.

     Each share of Series A Preferred Stock will be convertible into a number of shares of the Company's common stock equal to $1,000 divided by the Conversion Price. The Conversion Price will be $1.10, subject to customary anti-dilution adjustments.

     Based upon the provisions of the Preferred Stock Purchase Agreement, including the representations and warranties of the Purchasers therein, the Company believes that the issuance and sale of the Series A Preferred Stock was sold to the Purchasers was exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) of the Securities Act and Rule 506 of Regulation D under the Securities Act.

Item 3.03.     Material Modification to Rights of Security Holders.

     The Series A Preferred Stock restricts the payment of dividends on the Company's common stock unless the Company has paid or set aside the cumulative dividends then owed on the Series A Preferred Stock. In addition, each share of Series A Preferred Stock is entitled to a liquidation preference equal to (i) the stated value of such holder's shares of Series A Preferred Stock ($1,000 per share of Series A Preferred Stock) plus all accrued but unpaid dividends on such Series A Preferred Stock as of the date of the liquidation event and (ii) the amount per share that would be payable to such holder (including without limitation the payment of all accrued but unpaid dividends) had all shares of Series A Preferred Stock been converted to Common Stock immediately prior to such liquidation event.

     The foregoing description of the rights, preferences and privileges of the Series A Preferred Stock does not purport to be complete and is qualified in its entirety by the full text of Certificate of Designations relating to the Series A Preferred Stock, which is an exhibit to the

Preferred Stock Purchase Agreement. The Preferred Stock Purchase Agreement was filed as an exhibit to the Company's Form 8-K filed on February 5, 2007.

Item 5.01.     Changes in Control of Registrant.

     Please see Item 3.02 above. The holders of Series A Preferred Stock will be entitled to vote with the holders of the Company's Common Stock on all matters on which holders of Common Stock are entitled to vote, including, without limitation, the election of directors. Each share of Series A Preferred Stock will have a number of votes equal to the number of shares of common stock into which such share of Series A Preferred Stock is then convertible, except that for so long as any of the Company's 10.5% Senior Notes due 2009 are outstanding, no Purchaser (together with any other person with whom that Purchaser would be considered a "person" (as that term is used in Sections 13(d) and 14(d) of the Securities Exchange Act) with respect to the Series A Preferred Stock or the Company's common stock) may vote common stock and Series A Preferred Stock in excess of 49% of the total voting power of all voting securities of the Company.

     As disclosed in the information statement, as amended, filed with the Commission pursuant to Rule 14f-1 under the Securities Exchange Act of 1934 on February 13, 2007 and mailed to each holder of common stock, prior to the application of the voting limitation described above, Alpine and Plainfield beneficially hold 15.0% and 60.1%, respectively, of the voting power of the outstanding voting securities of the Company as of the closing on the Transaction on February 16, 2007.

     The Company does not believe that the Transaction constituted a "Change in Control" as defined in the Indenture dated as of March 27, 2002 under which the Company's 10.5% Senior Notes due 2009 were issued.

     The Preferred Stock Purchase Agreement provides that the Company will conduct a rights offering (the "Rights Offering") as soon as practicable after the closing of the Transaction. Pursuant to the Rights Offering, the existing stockholders of the Company (excluding the Purchasers) will receive, pro rata in proportion to the number of shares of common stock owned by them, transferable rights to purchase, in the aggregate, up to $51,100,000 of common stock to be issued by the Company at a price per share equal to the Conversion Price. If the gross proceeds to the Company from the Rights Offering are less than $25,000,000, Plainfield and Alpine have agreed to acquire their pro rata share of such number of additional shares of Series A Preferred Stock ("Standby Shares"), at the price of $1,000 per share, such that the aggregate gross proceeds to the Company from the Rights Offering and the sale of the Standby Shares will equal $25,000,000. If Plainfield and Alpine own Series A Preferred Stock (including any Standby Shares, if applicable) convertible into less than 55% in the aggregrate of the Company's outstanding common stock on an as-converted, fully diluted basis after the closing of the Rights Offering, each of Plainfield and Alpine will have an option, exercisable until 90 days after the closing of the Rights Offering, to purchase its pro rata share of the number of additional shares of Series A Preferred Stock, at the price of $1,000 per share, that would be sufficient to increase Plainfield and Alpine's aggregate ownership to 55% of the Company's common stock on an as-converted, fully diluted basis.

     The Company has been informed by Alpine and Plainfield that on February 16, 2007, Alpine and Plainfield entered into a Stockholders' Agreement (the "Stockholders' Agreement"), pursuant to which neither Plainfield or Alpine shall transfer any voting securities of the Company without first offering such voting securities of the Company to the other. Also pursuant to the Stockholders' Agreement, Plainfield and Alpine each agrees that, so long as the other holds 10% of the outstanding capital stock of the Company, it will vote all its eligible shares in favor of the two board designees of the other. The Stockholders' Agreement also requires that for any matter submitted to Plainfield or Alpine as a holder of Series A Preferred Stock, each shall consult with the other and cooperate in order to attempt to reach agreement on the manner in which votes should be cast or consent be given.

     For information regarding the election of directors in connection with the Transaction, please see Item 5.02 below.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

     In accordance with the terms of the Preferred Stock Purchase Agreement, Julie A. Beck, Stephen E. Hare, Johann R. Manning, Jr., Gail O. Neuman and Jan
K. Ver Hagen have each tendered their resignations from the Company's Board of Directors (the "Board"). Each resignation took effect on February 16, 2007, the date of the closing of the Transaction.

     Prior to their resignations, Messrs. Ver Hagen and Manning were members of the Executive Committee. Ms. Neuman was a member of the Compensation Committee and the Corporate Nominating and Governance Committee, and Ms. Beck and Messrs. Hare and Van Hagen were members of the Audit Committee at the time of their resignations.

     Concurrent with the resignations of the directors listed above, the size of the Board was reduced from eight members to seven members. The Board has appointed Steven S. Elbaum and K. Mitchell Posner, who were designated by Alpine pursuant to the Preferred Stock Purchase Agreement, and Alan Kestenbaum and Brett Young, who were designated by Plainfield pursuant to the Preferred Stock Purchase Agreement. Each appointment was made pursuant to the terms of the Preferred Stock Purchase Agreement and will take effect on the tenth calendar day following the mailing of the information statement, as amended, (the "Information Statement") that was filed with the Securities and Exchange Commission on February 13, 2007 and transmitted to the Company's shareholders on February 14, 2007 pursuant to Rule 14f-1 under the Securities Exchange Act.

     At the time of the filing of this Form 8-K, none of the newly appointed directors has been named to a Board committee.

     Mr. Elbaum, 58, will become the Chairman of the Company's Board upon the effectiveness of his appointment to the Board. Mr. Elbaum serves, since June 1984, as Chairman of the Board and Chief Executive Officer of Alpine, a publicly traded holding company engaged in the investment and/or acquisition and operation of industrial and other companies. Mr. Elbaum served as Chairman of the Board of Directors of Superior TeleCom Inc., a wire and cable manufacturer from October 1996 until November 10, 2003, and its Chief Executive Officer from October 1996 until December 2002. Mr. Elbaum serves as Chairman of the Board of Directors of Superior Cables Ltd. (formerly known as Cables of Zion United Works, LTD.), an Israel-based, publicly traded wire and cable manufacturer and an affiliate of Alpine. Mr. Elbaum has been a Director since May 1996 and Chairman of the Board of Directors since April 2001 of Spherion Corp., a provider of staffing, recruiting and workforce solutions. Mr. Elbaum has no family relationship with any director, executive officer or key employee of the Company.

     Pursuant to the Separation Agreement, which was previously filed by the Company as an exhibit to the Form 8-K filed on February 5, 2007, Johann R. Manning, Jr. has resigned from his positions as President and Chief Executive Officer of the Company effective February 16, 2007.

     Harold M. Karp, 50, became the Company's President and Chief Operating Officer effective February 16, 2007. Mr. Karp has been Senior Vice President of Alpine since April 2006 and President of Exeon Inc., formerly known as Essex Electric Inc., a subsidiary of Alpine, since December 2002 . Previously, Mr. Karp was President of the Electrical Group of Superior TeleCom Inc. from January 2001 until December 11, 2002. Mr. Karp has no family relationship with any director, executive officer or key employee of the Company.

Item 8.01      Other Events

Master Waiver

     On February 14, 2007, the Company, certain of its direct and indirect subsidiaries, Variable Funding Capital Company LLC, The CIT Group /Business Credit, Inc. and Wachovia Bank, National Associaton entered into a Master Waiver (the "Master Waiver"), which waives certain provisions contained in (i) the RPA (discussed above in Section 1.01), (ii) the Receivables Sale Agreement, dated as of April 28, 2005, among the Company, Small Tube Manufacturing, LLC, Tube Forming, L.P. and DEJ Finance, LLC, as previously amended, and the RPA Amendment further amends the Amended and Restated Receivables Purchase Agreement, dated as of April 4, 2006, among DEJ Finance, LLC, Wolverine Finance, LLC, the Company, Variable Funding Capital Company LLC, The CIT Group/Business Credit, Inc. and Wachovia Bank, National Association, as previously amended, and (iii) that certain Canadian Receivables Sales agreement, dated April 4, 2006 (collectively, the "Receivables Financing Agreements").

     The Master Waiver provides for the waiver of any termination event or other event of default that may result under any of the Receivable Financing Agreements from a change of control (as defined in such agreements) caused by the Purchaser's acquisition of the Company's Series A Preferred Stock.

Press Release

     On February 16, 2007, the Company issued a press release announcing the closing of the Transaction. The press release is filed as Exhibit 99.1 to this report.

Item 9.01      Financial Statements and Exhibits

(d)  Exhibit No.    Description
     -----------    ------------------------------------------------------------

     10.1 Amendment No. 7 to Amended and Restated Credit Agreement, dated as of February 16, 2007, by and between Wolverine Tube, Inc., TF Investor, Inc., Tube Forming Holdings, Inc., Tube Forming, L.P., Wolverine Finance, LLC, Small Tube Manufacturing, LLC, Wolverine Joining Technologies, LLC, Wolverine China Investments, LLC, WI Holding Company, Inc., and Wachovia Bank, National Association

     10.2 Consignment Agreement, dated February 16, 2007, by and between HSBC Bank USA, National Association, Wolverine Tube, Inc. and Wolverine Joining Technologies, LLC

     10.3 Amendment No. 8 to Amended and Restated Credit Agreement and Consent, dated as of February 16, 2007, among Wolverine Tube, Inc., its U.S. subsidiaries, the lenders named therein and Wachovia Bank, National Association, as administrative agent

     10.4 Amendment No. 3 to Amended and Restated Receivables Purchase Agreement, dated as of February 16, 2007, among DEJ 98 Finance, LLC, Wolverine Finance, LLC, Wolverine Tube, Inc., Variable Funding Capital Company, LLC, The CIT Group/Business Credit, Inc., individually and as co-agent, and Wachovia Bank, National Association, individually and as agent

     99.1 Press release, dated February 16, 2007, issued by Wolverine Tube, Inc. announcing that is has closed the $50 million investment by Plainfield Special Situations Master Fund Limited and The Alpine Group, Inc. pursuant to the Preferred Stock Purchase Agreement that was previously announced on February 1, 2007


                                   * * * * * *

     This Current Report on Form 8-K includes forward-looking statements, made pursuant to the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995, regarding the issuance and sale of the Series A Preferred Stock by the Company. Such statements are based on current expectations, as well as management's beliefs and assumptions about the Company's business and other information currently available. These forward-looking statements are subject to various risks and uncertainties, including, but not limited to, (i) our stockholders' approval of the amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of common stock, (ii) the level of participation by our stockholders in the proposed rights offering, and (iii) the effect of economic and business conditions. The Company undertakes no obligation to publicly release any revision of any forward-looking statements contained herein to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events. A discussion of other risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements can be found in the Company's Annual Report on Form 10-K for the most recently ended fiscal year and reports filed from time to time with the Securities and Exchange Commission.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: February 23, 2007

                                   WOLVERINE TUBE, INC.

                                   By:  /s/ James E. Deason
                                        ----------------------------------------
                                        James E. Deason
                                        Senior Vice President,
                                        Chief Financial Officer
                                        and Secretary

                                  EXHIBIT INDEX

     Exhibit No.    Description
     -----------    ------------------------------------------------------------

     10.1 Amendment No. 7 to Amended and Restated Credit Agreement, dated as of February 16, 2007, by and between Wolverine Tube, Inc., TF Investor, Inc., Tube Forming Holdings, Inc., Tube Forming, L.P., Wolverine Finance, LLC, Small Tube Manufacturing, LLC, Wolverine Joining Technologies, LLC, Wolverine China Investments, LLC, WI Holding Company, Inc., and Wachovia Bank, National Association

     10.2 Consignment Agreement, dated February 16, 2007, by and between HSBC Bank USA, National Association, Wolverine Tube, Inc. and Wolverine Joining Technologies, LLC

     10.3 Amendment No. 8 to Amended and Restated Credit Agreement and Consent, dated as of February 16, 2007, among Wolverine Tube, Inc., its U.S. subsidiaries, the lenders named therein and Wachovia Bank, National Association, as administrative agent

     10.4 Amendment No. 3 to Amended and Restated Receivables Purchase Agreement, dated as of February 16, 2007, among DEJ 98 Finance, LLC, Wolverine Finance, LLC, Wolverine Tube, Inc., Variable Funding Capital Company, LLC, The CIT Group/Business Credit, Inc., individually and as co-agent, and Wachovia Bank, National Association, individually and as agent

     99.1 Press release, dated February 16, 2007, issued by Wolverine Tube, Inc. announcing that is has closed the $50 million investment by Plainfield Special Situations Master Fund Limited and The Alpine Group, Inc. pursuant to the Preferred Stock Purchase Agreement that was previously announced on February 1, 2007


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